EXHIBIT 10.5

TRADEMARK AND TRADE NAME LICENSE AGREEMENT
Between
HARRIS CORPORATION
and
HARRIS STRATEX NETWORKS, INC.
Dated: January 26, 2007

TRADEMARK AND TRADE NAME LICENSE AGREEMENT
     THIS TRADEMARK AND TRADE “NAME LICENSE AGREEMENT (this “Agreement”), dated as of January 26, 2007 (the “Effective Date”), is made by and between HARRIS CORPORATION, a Delaware corporation (“Harris” or “Licensor”), and HARRIS STRATEX NETWORKS, INC., a Delaware corporation (“Licensee”).
RECITALS
     WHEREAS, in connection with the combination of Harris’ Microwave Communications Division with Stratex Networks, Inc., a Delaware corporation (“Stratex”), Harris, the Company, Stratex, and Stratex Merger Corp., a Delaware corporation and wholly owned subsidiary of the Company, have entered into an Amended and Restated Formation, Contribution and Merger Agreement, dated as of December 18, 2006, as amended by that certain letter agreement, dated January 26, 2007 (the “Formation Agreement”), among the parties thereto, pursuant to which Licensee was formed to acquire Stratex pursuant to the Merger (as defined in the Formation Agreement) and to receive the Contributed Assets (as defined in the Formation Agreement) from Harris in the Contribution Transaction (as defined in the Formation Agreement), in each case on the terms and subject to the conditions set forth in the Formation Agreement;
     WHEREAS, Licensor owns (i) the trade name “HARRIS” and (ii) the trademarks “HARRIS” and “HARRIS” with a stylized “A” as illustrated on Exhibit A hereto, and has established a commercial reputation for high quality and reliability for services and products sold thereunder, and has trademark applications and registrations thereon and/or trademark rights in many countries throughout the world;
     WHEREAS, in connection with the transfer to Licensee of the Contributed Assets pursuant to the Formation Agreement, Licensee desires to obtain license rights in the Licensed Trademark (as defined below) and Licensed Trade Name (as defined below) of Licensor for use by the Licensee solely in connection with its business and Licensor is willing to grant such a limited license under all the terms, restrictions, and conditions set out herein; and
     WHEREAS, Harris and Stratex would not have entered into the Formation Agreement without the undertakings contained in this Agreement, and the execution and delivery of this Agreement is a condition to closing under the Formation Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties, intending to be legally bound, agree as follows:
     1. Definitions. Unless otherwise defined in this Agreement, any term used but not expressly defined in this Agreement shall have the meaning ascribed to such term in the Formation Agreement.
     “Affiliates” has the meaning assigned to such term by Rule 405 under the Securities Act of 1933, as amended; provided, however, that neither Licensee nor any of its Subsidiaries shall be deemed to be an Affiliate of Licensor or any of Licensor’s other Subsidiaries.

     “Existing Licensee Business Products” means the products of the MCD Business that are in inventory or that have otherwise been manufactured or produced (or manufactured or produced in part) but not sold to a third party as of the Closing Date.
     “Existing Marketing and Promotional Material” means brochures, package inserts, product manuals, data books, signage and other sales, promotional, advertising and marketing material, in whatever medium, of the MCD Business that are for use in connection with Existing Licensee Business Products and that are in inventory or otherwise physically exist as of the Closing Date.
     “Existing Packaging” means containers, boxes, or other packaging materials of the MCD Business that are for use in connection with Existing Licensee Business Products and that are in inventory or otherwise physically exist as of the Closing Date.
     “Licensee Business Products” means Existing Licensee Business Products and New Licensee Business Products.
     “Licensed Trademark” means the trademark applications for, the registrations of and all trademark rights in the “HARRIS” mark identified as Item 1. on Exhibit A hereto.
     “Licensed Trade Name” means the trade name “HARRIS” without a stylized “A”.
     “New Licensee Business Products” means the products and services of Licensee and its Subsidiaries the manufacture or production of which commences after the Closing Date.
     “New Marketing and Promotional Material” means brochures, package inserts, product manuals, data books, signage and other sales, promotional, advertising and marketing material, in whatever medium, that are for use in connection with Licensee Business Products and that are manufactured or produced, or otherwise do not physically exist until, after the Closing Date.
     “New Packaging” means containers, boxes, or other packaging materials that are for use in connection with Licensee Business Products and that are manufactured or produced, or otherwise do not physically exist until, after the Closing Date.
     “Subsidiary” means any subsidiary of any entity that is directly or indirectly wholly-owned by such entity.
     “Stylized Mark” means the trademark applications for, the registrations of and all trademark rights in the “HARRIS” with a stylized “A” mark identified as Item 2. on Exhibit A hereto.
     2. Grant of Limited Trademark License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee and its Subsidiaries for use solely by Licensee and its Subsidiaries, and Licensee accepts from Licensor, a worldwide, royalty free, fully paid-up, non-transferable, non-exclusive license, subject to termination as provided in Section 13 of this Agreement, to use the Licensed Trademark and the Stylized Mark subject to and in accordance with the following limitations:

          (a) with respect to the Existing Licensee Business Products, Existing Marketing and Promotional Material and Existing Packaging only, in connection with the packaging, marketing, sale, licensing, distribution and support of Existing Licensee Business Products by the Licensee and any of its Subsidiaries prior to the 12-month anniversary of the Effective Date in the same manner the Licensed Trademark and the Stylized Mark were used in the MCD Business (as defined in the Formation Agreement) by the Licensor and its Subsidiaries immediately prior to the Closing Date, with time being of the essence; provided, however, that beginning three (3) months after the Effective Date, any such Existing Marketing and Promotional Material and/or Existing Packaging used by Licensee or any of its Subsidiaries shall be stamped, stickered or otherwise imprinted to prominently display Licensee’s corporate name prior to any use thereof; and provided, further, that Licensee and its Subsidiaries shall refrain from all use of Existing Marketing and Promotional Material and/or Existing Packaging after the 12-month anniversary of the Effective Date and shall destroy all Existing Marketing and Promotional Material and/or Existing Packaging which remains in Licensee’s or its Subsidiaries’ possession or control on or prior to the 12-month anniversary of the Effective Date; and
          (b) with respect to the New Licensee Business Products, New Marketing and Promotional Material and New Packaging only, in connection with the packaging, marketing, sale, licensing, distribution and support of Licensee Business Products by the Licensee and any of its Subsidiaries but only if the Licensed Trademark is used as part of the “HARRIS” portion of a combined “HARRIS STRATEX” trademark; provided, however, that when labeling or otherwise marking a New Licensee Business Product, the Licensed Trademark shall be used only as a component of the “HARRIS STRATEX” trademark and not in combination with any other mark(s), word(s) or symbol(s). In addition, the “HARRIS STRATEX” trademark must be displayed without any variation within such trademark in type font, type size, color and boldness, and without any intervening or additional word(s) or symbol(s).
          (c) Notwithstanding anything to the contrary in this Section 2, within three (3) months after the Closing Date, Licensee and its Subsidiaries shall remove the Stylized Mark from all buildings, signs and vehicles used in connection with its business.
     3. Grant of Limited Trade Name License. Licensor hereby grants to Licensee for use solely by Licensee and its Subsidiaries, and Licensee accepts from Licensor, a personal, royalty free, fully paid-up, worldwide, non-transferable, non-exclusive license, subject to termination as provided in Section 13 of this Agreement, to use the Licensed Trade Name subject to and in accordance with the following limitations:
          (a) the Licensed Trade Name may only be used as part of Licensee’s and its Subsidiaries’ corporate and trade names;
          (b) the Licensee may only use the Licensed Trade Name as part of its corporate and/or trade name if its corporate name is “Harris Stratex Networks, Inc.”;
          (c) any corporate or trade name containing the Licensed Trade Name must be used in conjunction with the “Stratex” trade name solely in the following manner: “Harris Stratex” (with a space between the Licensed Trade Name and the “Stratex” trade name);

          (d) except as otherwise provided pursuant to Section 3(f), all those words comprising any corporate or trade name must be displayed without any variation within the corporate or trade name in type font, type size, color and boldness, and without any intervening or additional word(s) or symbol(s); and
          (e) to the extent Licensee incorporates the Licensed Trade Name into the corporate and/or trade name of any of its Subsidiaries, the name of any such Subsidiary shall comprise only “Harris Stratex Networks”, an applicable geographic or country-specific identifier and an applicable corporate form (or other entity) identifier.
          (f) notwithstanding anything to the contrary in this Section 3, Licensee and its Subsidiaries shall not have the right to, and shall not, use the Licensed Trade Name as the Stylized Mark, except as may be permitted by Section 2 of this Agreement.
     4. Non-Use. Licensee acknowledges and agrees that none of Licensee or its Subsidiaries has any right to use the Licensed Trademark, the Stylized Mark or the Licensed Trade Name or any other related marks or names anywhere in the world except pursuant to this Agreement, and that Licensee and its Subsidiaries shall refrain from use of the Licensed Trademark, the Stylized Mark and the Licensed Trade Name except pursuant to this Agreement.
     5. No Transfers; No Sublicensing. None of Licensee or its Subsidiaries shall have the right to transfer, directly or indirectly, its rights under this Agreement or grant sublicenses to the Licensed Trademark, the Stylized Mark or Licensed Trade Name; provided that notwithstanding the foregoing Licensee and its Subsidiaries may authorize persons contracted by Licensee to manufacture its products to affix the Licensed Trademark, the Licensed Trade Name to New Licensee Business Products, New Marketing and Promotional Material and New Packaging in accordance with this Agreement.
     6. Trademark and Logo Selection. Licensee and its Subsidiaries agree to refrain from the adoption or use of any other trademark or trade name or logo that is, or contains any element that is, confusingly similar to the Licensed Trademark, the Stylized Mark or the Licensed Trade Name. Licensee and its Subsidiaries further agree not to use any logo, trademark or trade name including the name “Harris” except as expressly permitted by, and in accordance with, the terms of this Agreement.
     7. Ownership; Validity; Notification of Infringement.
          (a) Licensee and its Subsidiaries acknowledge that the Licensed Trademark, the Stylized Mark and the Licensed Trade Name are the exclusive and sole property of Licensor. All use of the Licensed Trademark, the Stylized Mark and the Licensed Trade Name by Licensee and its Subsidiaries pursuant to this Agreement shall inure solely to Licensor’s benefit. Licensee and its Subsidiaries further agree that neither they nor any of their agents or Affiliates will, at any time, directly or indirectly challenge, contest, call into question or raise any questions concerning (i) Licensor’s ownership or the validity of the Licensed Trade Name, the Licensed Trademark, the Stylized Mark or any registration or application for registration for the Licensed Trademark or the Stylized Mark or (ii) the fact that Licensee’s and its Subsidiaries’ rights under this

Agreement are solely those of a licensee, which rights terminate (except as otherwise set forth in this Agreement) upon termination of this Agreement.
          (b) Licensor agrees that if Licensor receives notice of any pending or written claims, proceedings, hearings or demands alleging that the Licensed Trademark, the Stylized Mark or the Licensed Trade Name infringes or otherwise violates a third party’s proprietary right, or challenging the legality, validity, enforceability or ownership of any of the Licensed Trademark, the Stylized Mark or the Licensed Trade Name, Licensor will notify Licensee in writing promptly following receipt of notice of such claims in order to permit Licensee and its Subsidiaries, at their option, to cease using the Licensed Trademark, the Stylized Mark and the Licensed Trade Name in accordance with this Agreement and/or immediately terminate their license rights under this Agreement.
          (c) Notwithstanding paragraph 7(b), Licensee and its Subsidiaries agree that they will not use and will cease use of the Licensed Trademark and the Stylized Mark immediately and the Licensed Trade Name as soon as reasonably practicable (including changing their respective corporate names, and taking all steps as may be required under applicable corporate law to effect such name change(s)), upon notice from Licensor that, in the sole opinion of Licensor, such use of the Licensed Trademark, the Stylized Mark or the Licensed Trade Name could result in an adverse claim by a third party against either Licensor or Licensee or their respective Affiliates.
          (d) Licensee and its Subsidiaries shall give Licensor prompt written notice of any known or potential infringement known to Licensee or any of its Subsidiaries of the Licensed Trademark, the Stylized Mark or the Licensed Trade Name, and Licensee and its Subsidiaries, at Licensor’s expense, shall render Licensor full cooperation for the protection of the Licensed Trademark, the Stylized Mark and/or the Licensed Trade Name. If Licensor decides to enforce its rights in the Licensed Trademark, the Stylized Mark and/or the Licensed Trade Name against a potential infringement, all recoveries made shall be for the account of Licensor.
          (e) It is understood that Licensee may contest and defend any claims, proceedings, hearings or demands made against Licensee or any of its Subsidiaries by a third party challenging its use of the Licensed Trademark, the Stylized Mark or the Licensed Trade Name but only to the extent that such claim, proceeding, hearing or demand seeks a monetary recovery from Licensee or any of its Subsidiaries.
     8. Compliance, Etc.
          (a) Licensee and its Subsidiaries agree to comply with any reasonable trademark and trade name usage guidelines provided by Licensor to Licensee, as may be established from time to time by Licensor, with respect to the appearance and manner of use of the Licensed Trademark, the Stylized Mark and Licensed Trade Name. Each time Licensee or its Subsidiaries intend to use any form of the Licensed Trademark, the Stylized Mark or the Licensed Trade Name not permitted by such usage guidelines, Licensee or its Subsidiaries, as the case may be, shall submit such form to Licensor for its prior written approval, notwithstanding any previous use by Licensee or its Subsidiaries of such form of the Licensed Trademark, the

Stylized Mark or Licensed Trade Name. Unless Licensor objects or denies approval for such use within thirty (30) Business Days of actual receipt of notice of such use by Licensee (which notice shall reference this section), such use shall be deemed approved by Licensor; provided that the Licensor can by written notice to Licensee (specifying reasonable grounds for such notice) later object to any subsequent use of the Licensed Trademark, the Stylized Mark or the Licensed Trade Name in such a manner and Licensee or its Subsidiaries, as the case may be, shall cease such use of the Licensed Trademark, the Stylized Mark or the Licensed Trade Name as soon as reasonably practicable following the receipt of such notice. Representative specimens showing the use of the Licensed Trademark, the Stylized Mark and/or the Licensed Trade Name by Licensee and its Subsidiaries shall be sent to Licensor from time to time upon its reasonable request.
          (b) Licensee and its Subsidiaries acknowledge that the rights of Licensor in the Licensed Trademark, the Stylized Mark and the Licensed Trade Name are paramount to any right hereby granted to Licensee and its Subsidiaries, and Licensee and its Subsidiaries agree that they will comply in all material respects with all trademark laws and regulations of all countries where the Licensee Business Products are marketed or sold or the Licensed Trademark, the Stylized Mark or the Licensed Trade Name is used by Licensee and its Subsidiaries. Should Licensee’s and its Subsidiaries’ compliance with the laws or regulations of any country result in the potential dilution or loss of trade name or trademark rights of Licensor in the Licensed Trademark, the Stylized Mark or the Licensed Trade Name, Licensee and its Subsidiaries shall take such actions as may be reasonably required by Licensor from time to time to preserve the validity and the strength of the Licensed Trademark, the Stylized Mark and/or the Licensed Trade Name.
          (c) At the reasonable request of Licensor, Licensee and its Subsidiaries agree to promptly provide to Licensor a list of countries in which Licensee and its Subsidiaries intend to market or sell the Licensee Business Products during the term of this Agreement or otherwise conduct business using the Licensed Trade Name. Licensee and its Subsidiaries, at Licensor’s expense, shall cooperate in assisting Licensor with filing or registering this Agreement (or relevant portions thereof) in countries requiring the same, provided that if such filing requirement results solely from Licensee’s or its Subsidiaries or their respective Affiliates’ use of the Licensed Trademark, the Stylized Mark or Licensed Trade Name, then Licensee shall be responsible for all expenses associated with complying with such filing requirement.
     9. Quality Control. To protect the value of the Licensed Trademark and the Stylized Mark, Licensee and its Subsidiaries agree that, during the term of this Agreement and for so long as Licensee or any of its Subsidiaries is using the Licensed Trademark, the Stylized Mark or the Licensed Trade Name, the Licensee Business Products manufactured, marketed and/or sold by Licensee and its Subsidiaries will be substantially equivalent, at a minimum, in quality to the Licensee Business Products presently being manufactured and sold by the Licensor as of the Closing Date with respect to materials, workmanship, and performance. Licensee and its Subsidiaries shall not use the Licensed Trademark, the Stylized Mark or the Licensed Trade Name in any manner which might reasonably be expected to tarnish, disparage or reflect adversely on Licensor or any of its Affiliates or the Licensed Trademark, the Stylized Mark or the Licensed Trade Name. Licensee and its Subsidiaries shall comply in all material respects with all applicable laws and regulations in the manufacture, sale, distribution and marketing of the Licensee Business Products, Existing Packaging, New Packaging, Existing Marketing and Promotional Material, and New Marketing and Promotional Material bearing the Licensed Trademark, the Stylized Mark or the Licensed Trade Name, and Licensee and its Subsidiaries shall use all legends, notices, and markings as required by applicable law. Licensor reserves the right to inspect the quality of the Licensee Business Products manufactured, sold, leased, distributed or marketed by Licensee and its Subsidiaries under the Licensed Trademark, the Stylized Mark or the Licensed Trade Name in order to ensure that the quality is as aforesaid and for the purpose of maintaining in full force and effect Licensor’s rights to and in the Licensed Trademark, the Stylized Mark and the Licensed Trade Name under applicable laws. From time to time, and at Licensor’s expense, Licensor may send representatives to the plants of Licensee and its Subsidiaries (or their contract manufacturers) to consult with and advise Licensee and its Subsidiaries with respect to Licensee’s and its Subsidiaries’ quality control of the Licensee Business Products; provided that Licensor shall provide Licensee with five (5) Business Days prior written notice of such visits, that such visits shall be conducted during Licensee’s normal business hours and in a manner so as not to disrupt Licensee’s business operations, and Licensor’s representatives agree to a reasonable confidentiality agreement provided by Licensee and to comply with Licensee’s (or its contract manufacturer’s) then-current security practices and procedures on each visit. In response to any reasonable request by Licensor, Licensee and its Subsidiaries shall, from time to time, at Licensor’s option, send to Licensor one or more of the following: (i) copies of Licensee’s and its Subsidiaries’ quality assurance tests, or equivalents, conducted on the Licensee Business Products, (ii) representative samples of the Licensee Business Products (free of cost and at the expense of Licensee) or (iii) a written certification that all Licensee Business Products sold by Licensee or any of its Subsidiaries during the relevant period have been at least equivalent in quality to the Licensee Business Products presently being manufactured and sold by Licensor immediately prior to the Closing with regard to material, workmanship and performance. Nothing in this agreement shall prohibit Licensor from acquiring Licensee Business Products independently or otherwise independently verifying Licensee’s or its Subsidiaries’ adherence to the quality standards set forth in this Section 9.
     10. Coordination. At the request of Licensor, Licensee shall assign and identify an employee to be responsible for coordinating the communications with Licensor concerning the administrative matters involved in the performance under this Agreement.
     11. Disclaimer of Warranty. LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY, AVAILABILITY OR ADEQUACY OF THE LICENSED MARKS OR THE LICENSED TRADE NAME, AND LICENSOR MAKES NO EXPRESS, STATUTORY OR IMPLIED REPRESENTATIONS OR WARRANTIES, AT LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, QUIET ENJOYMENT, NO ENCUMBRANCES AND WARRANTIES ARISING THROUGH COURSE OF DEALING OR USAGE OF TRADE, AND LICENSOR HEREBY EXPRESSLY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS AND WARRANTIES.

     12. Limitation of Liability; Indemnification; Limitation of Damages.
          (a) Licensor assumes no responsibility or obligation to Licensee and its Subsidiaries pursuant to this Agreement regarding the safety, reliability, performance, or marketability of any Licensee Business Products manufactured, marketed and/or sold by Licensee and its Subsidiaries, whether or not such goods are in compliance with Section 9.
          (b) Licensee and its Subsidiaries agree that none of Licensor and its Affiliates and their respective, officers, directors, employees, stockholders, agents, representatives, successors and assigns (each, a “Licensor Indemnified Person” and collectively, the “Licensor Indemnified Persons”) shall have any liability, whether direct or indirect, in contract or tort or otherwise, to Licensee or any of its Affiliates for or in connection with the licenses granted by Licensor pursuant to this Agreement or any other transactions contemplated by this Agreement, or any Licensor Indemnified Person’s actions or inactions in connection with any such licenses or transactions, except for damages which have directly resulted from such Licensor Indemnified Person’s gross negligence or willful misconduct in connection with any such licenses, transactions, actions or inactions.
          (c) Licensee shall indemnify, defend and hold harmless each Licensor Indemnified Person from and against all Losses, and shall reimburse each Licensor Indemnified Person for all reasonable expenses (including reasonable attorneys’ fees) as they are incurred in investigating, preparing, pursuing, or defending any claim, action, proceeding, or investigation, whether or not in connection with pending or threatened litigation and whether or not any Licensor Indemnified Person is a party (each, an “Action”), based upon, related to, arising out of, or in connection or associated with (i) the licenses granted by Licensor pursuant to this Agreement or any other transaction contemplated by this Agreement, or any Licensor Indemnified Person’s actions or inactions in connection with any such licenses or transactions, provided, that no Licensee Indemnified Person (as herein defined) will be responsible for any damages of any Licensor Indemnified Person that have directly resulted from such Licensor Indemnified Person’s gross negligence or willful misconduct in connection with any such licenses, transactions, actions, or inactions; (ii) the manufacture, quality, safety, reliability, performance, or marketability of any of the Licensee Business Products manufactured, produced, marketed or sold by Licensee or its Subsidiaries; (iii) any injury to persons or property due to the use of Licensee Business Products manufactured, produced, marketed or sold by Licensee or its Subsidiaries; (iv) the Licensee’s or its Subsidiaries’ use of the Licensed Trademark, the Stylized Mark or the Licensed Trade Name; provided, however, that Licensee shall have no obligation to indemnify any Licensor Indemnified Person pursuant to any of the foregoing clauses (i)-(iv) with respect to any Action that is identified as an Excluded Liability (as such term is defined in the Formation Agreement).
          (d) Licensor shall indemnify, defend and hold harmless Licensee and its Affiliates and their respective, officers, directors, employees, stockholders, agents, representatives, successors and assigns (each, a “Licensee Indemnified Person” and collectively, the “Licensee Indemnified Persons”) from and against all Losses, and shall reimburse each Licensee Indemnified Person for all reasonable expenses (including reasonable attorneys’ fees) as they are incurred in investigating, preparing, pursuing or defending any Action only to the extent such Losses (i) arise directly out of the gross negligence or willful misconduct of any Licensor Indemnified Person in connection with the licenses granted by Licensor pursuant to this Agreement or (ii) are identified as an Excluded Liability (as such term is defined in the Formation Agreement).
          (e) The indemnification procedures set forth in Section 12.2(b) and Section 12.4 of the Formation Agreement shall apply to any claims for indemnification brought pursuant to this Article 3.
          (f) EXCEPT PURSUANT TO THE INDEMNITY OBLIGATIONS UNDER THIS SECTION 12, NEITHER LICENSOR SHALL BE LIABLE TO ANY LICENSEE INDEMNIFIED PERSON NOR LICENSEE SHALL BE LIABLE TO ANY LICENSOR INDEMNIFIED PERSON, IN EITHER CASE, IN ANY MANNER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE, EXCEPT THAT THE FOREGOING LIMITATION OF DAMAGES HAS NO APPLICATION WHERE THE DAMAGES RESULT FROM LICENSEE’S OR ANY OF ITS AFFILIATES’ USE OF THE LICENSED TRADEMARK, THE STYLIZED MARK OR THE LICENSED TRADE NAME IN MATERIAL BREACH OR DEFAULT OF ANY TERM, PROVISION OR LIMITATION SET FORTH IN THIS AGREEMENT, OR OTHERWISE OUTSIDE OF THE SCOPE OF THIS AGREEMENT.
     13. Termination.
          (a) Licensor shall have the right to terminate this Agreement and the licenses granted under this Agreement: (i) if Licensee or any of its Subsidiaries shall materially default in performing any of the terms and conditions of this Agreement and shall fail to remedy such material default within thirty (30) days after receiving written notice thereof (the “Notice Date”) from Licensor; provided, however, that if such default can be remedied but cannot be so remedied within such thirty (30) day period notwithstanding the exercise of commercially reasonable efforts by the Company to do so, within thirty (30) days after the Notice Date Licensee shall create a program designed to remedy such default as soon as reasonably possible but no later than six (6) months from the Notice Date and Licensee shall then use commercially reasonable efforts remedy such default as soon as possible, and Licensor shall have the right to terminate this Agreement and the licenses granted under this Agreement if such default is not remedied within six months after the Notice Date; provided, further, that in the event of a material default of Section 9 by Licensee or any of its Subsidiaries which affects some but not all of the Licensee Business Products, such termination shall be applicable only as to the Licensee Business Products affected by such default; (ii) upon written notice to Licensee in the event that Licensee or any of its Subsidiaries shall be adjudged bankrupt, become insolvent, make an assignment for the benefit of creditors, have a receiver or trustee appointed, file a petition for bankruptcy, or initiate reorganization proceedings or take steps toward liquidation of a substantial part of its property or assets; or (iii) upon six (6) months written notice to Licensee at any time Licensor no longer is entitled to cast a majority of the Total Voting Power (as such term is defined in the Investor Agreement).
          (b) Licensee may terminate the licenses granted under this Agreement at any time for any reason or no reason upon providing written notice to Licensor.

          (c) Upon termination of this Agreement, the licenses granted under this Agreement shall terminate, and Licensee and its Subsidiaries shall discontinue and cease use of (i) the Licensed Trademark and, the Stylized Mark immediately and (ii) the Licensed Trade Name as soon as reasonably practicable but in any event no more than 90 days (including changing their respective corporate names, and taking all steps as may be required under applicable corporate law to effect such name change(s)); provided, however, in the case of a termination pursuant to Section 13(a), Licensee and its Subsidiaries shall cease using the Licensed Trade Name immediately.
          (d) Upon the termination of this Agreement, Licensee and its Subsidiaries expressly agree not to use any marks or logos that may be confusingly similar to the Licensed Trademark, the Stylized Mark or the Licensed Trade Name.
          (e) This provisions of Sections 12 through 29, inclusive shall survive the termination of this Agreement.
     14. Governing Law and Venue; Waiver of Jury Trial.
          (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court; provided, however, that notwithstanding the foregoing each party agrees that any claim which primarily seeks injunctive relief and related monetary claims that cannot be brought in any such Delaware State or Federal court for jurisdiction reasons may be commenced, heard and determined in any other court having proper jurisdiction over such claim. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 22 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.
          (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION

DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.
     15. Injunction. The parties agree that each party shall have the right to a claim for injunctive relief in the event of any repudiation or breach or attempted repudiation or breach, of any term or condition hereunder, and acknowledge that for any such claim, a remedy at law may be inadequate.
     16. Headings. The headings in this Agreement are included for convenience of reference only and shall not in any way limit or otherwise affect the meaning or interpretation of this Agreement.
     17. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.
     18. Relationship of the Parties. Licensor has no authority (express, implied or apparent) to represent Licensee as to any matters or to incur any obligations or liability on behalf of Licensee, and Licensor shall not be, act as, purport to act as, or be deemed to be, the agent, representative, employee or servant of Licensee. Licensee and its Subsidiaries have no authority (express, implied or apparent) to represent Licensor as to any matters or to incur any obligations or liability on behalf of Licensor, and Licensee and its Subsidiaries shall not be, act as, purport to act as, or be deemed to be, the agent, representative, employee or servant of Licensor. No partnership, joint venture, association, alliance, syndicate, or other entity, or fiduciary, employee/employer, principal/agent or any relationship other than that of independent contractors is created hereby, expressly or by implication.
     19. Entire Agreement; Controlling Provisions. This Agreement and any Schedules and Exhibits attached hereto constitute the entire agreement between the parties relating to the subject matter hereof and thereof and any and all prior arrangements, representations, promises, understandings and conditions in connection with said matters and any representations, promises or conditions not expressly incorporated herein or therein or expressly made a part hereof or thereof shall not be binding upon any party. If there is any conflict or inconsistency between the terms and conditions set forth in the main body of this Agreement and any of the Exhibits to this Agreement, the provisions of the Exhibits shall control with respect to the rights and obligations of the parties regarding the Licensed Trademark, the Stylized Mark and the Licensed Trade Name. If there is any conflict or inconsistency between the terms and conditions of this Agreement and the Formation Agreement, the provisions of this Agreement shall control solely with respect to the rights and obligations of the parties regarding the Licensed Trademark, the Stylized Mark and the Licensed Trade Name.
     20. Amendments; Waiver. Unless otherwise expressly provided herein, this Agreement may be amended or any performance, term or condition waived in whole or in part only by a writing signed by persons authorized to so bind each party (in the case of an amendment) or the waiving party (in the case of a waiver). No failure or delay by any party to take any action with respect to a breach by another party of this Agreement or a default by another party hereunder shall constitute a waiver of the former party’s right to enforce any provision of this Agreement or to take action with respect to such breach or default or any subsequent breach or default. Waiver by any party of any breach or failure to comply with any provision of this Agreement by another party shall not be construed as, or constitute, a continuing wavier of such provisions, or a waiver of any other breach of or failure to comply with any other provisions of this Agreement.
     21. Assignment. Licensee and its Subsidiaries may not assign this Agreement or any rights, benefits, obligations or remedies hereunder (including without limitation through a sublicense or by operation of Law through a merger or other similar transaction) without the prior written consent of Licensor, which consent may be withheld in Licensor’s sole discretion. No such permitted assignment shall relieve Licensee or any of its Subsidiaries of its obligations hereunder, and any attempt so to assign or to delegate any of the foregoing without such consent shall be void and of no effect. Licensor has the right to assign this Agreement to any subsequent owner of the Licensed Trademark, the Stylized Mark or the Licensed Trade Name, provided that such assignee agrees in writing to be bound to Licensee by all of the terms and conditions of this Agreement. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and permitted assigns.
     22. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail or by overnight courier, postage prepaid, or by facsimile:

if to Licensor: Harris Corporation 1025 West NASA Blvd. Melbourne, FL 32919 Attn: Scott T. Mikuen fax: (321) 727-9222

with a copy to (which shall not constitute notice):

Harris Corporation
1025 West NASA Blvd.
Melbourne, FL 32919
Attn: Mitch Evander
fax: (321) 674-2513

if to Licensee:

Harris Stratex Networks, Inc.

Research Triangle Park
637 Davis Drive
Morrisville, NC 27560
Attn: General Counsel
fax: (919) 767-3233

with a copy to (which shall not constitute notice):

Bingham McCutchen LLP
1900 University Avenue
East Palo Alto, CA 94303
Attn: Bart Deamer
fax: (650) 849-4800
or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein); or on the next Business Day after deposit with a nationally-recognized overnight courier, if sent by nationally-recognized overnight courier.
     23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.
     24. Effectiveness. This Agreement shall become effective only when one or more counterparts shall have been signed by each party and delivered to each other party.
     25. No Third-Party Beneficiaries. Except with respect to the indemnification rights under Section 12 of this Agreement, this Agreement is intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy, or claim under or in respect to this Agreement or any provision herein contained.
     26. Fees. In any action or proceeding related to or arising out of the enforcement of, or defense against, any provision of this Agreement, the non-prevailing party in such action or proceeding shall pay, and the prevailing party shall be entitled to, all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the prevailing party incurred in connection with such action or proceeding.
     27. Construction. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. The parties and their respective counsel have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The following provisions shall be applied wherever appropriate herein: (a) “herein,” “hereby,” “hereunder,” “hereof” and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used; (b) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural; (c) wherever used herein and whenever the context requires, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders; (d) all accounting terms not specifically defined herein shall be construed in accordance with GAAP; (e) any references herein to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified; and (f) the Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement.
     28. Contract Provision. Licensee agrees that it shall, and shall cause each of its Subsidiaries, to include a provision in each contract to which it becomes a party on or after the Effective Date which provides in substance that the other party to such contract acknowledges and agrees that Licensor and Licensee or its Subsidiary, as the case may be, are separate legal entities and that such contract and the duties and obligations of Licensee or its Subsidiaries, as the case may be, thereunder and the performance thereof are in no way no binding upon or guaranteed by Licensor. Licensee or its Subsidiaries shall not be obligated to comply with this Section 28 at such time as the corporate name of Licensee or such Subsidiary, as the case may be, does not include the Licensed Trade Name.
     29. Management of Enforcement by Licensee. Licensor agrees that a majority of the Class A Directors (as defined in the Investor Agreement) shall have the sole and exclusive right to exercise and enforce any rights under this Agreement which Licensee or any of its Subsidiaries are entitled to enforce against Licensor after the Closing. In addition, any amendment to or waiver of the terms of this Agreement by Licensee in accordance with Section 20 shall require the approval of a majority of the Class A Directors.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers all as of this day and year first above mentioned.

HARRIS CORPORATION, as Licensor

By	/s/ R. Kent Buchanan

Name: R. Kent Buchanan
Title: Vice President, Corporate Technology and Development

HARRIS STRATEX NETWORKS, INC., as Licensee

By	/s/ Guy M. Campbell

Name: Guy M. Campbell
Title: Chief Executive Officer and President

Exhibit A
[omitted]